EXHIBIT 99.1

            Contact: David Ruckert or Bob Connors, CFO, 510-490-0719

                     FIBERSTARS REPORTS 1ST QUARTER RESULTS

      FREMONT, Calif., April 21, 2004--Fiberstars, Inc. (Nasdaq: FBST) today announced results for the first quarter of 2004.

      First quarter revenue was $6,008,000, 2% over the same quarter a year ago. The net loss was $764,000 ($0.10 per share) vs. a loss of $622,000 ($0.12 per share) in the first quarter of 2003.

      "The Company's loss was higher than planned for three reasons," said David Ruckert, President and CEO of Fiberstars. "Sales were lower than anticipated by about $400,000. Although we had the shippable orders to achieve our sales target, a late customer specification change and other issues moved certain shipments to April.

      "Second, gross profit margins did not increase. At the request of some customers, we re-engineered two products in our swimming pool market during the quarter to make the products compatible with certain off-the-shelf controllers. This activity required air freighting units from overseas, thus delaying the expected margin benefit from off shore production.

      "Finally, as previously announced, we have begun to increase marketing spending, primarily on our new energy saving EFO(R) technology. We expect the benefits of this investment in future periods as that business increases."

      Mr. Ruckert also stated, "Although it's early in the period and the year, the outlook for the second quarter and for 2004 remains positive. As part of the expected growth, two of the Company's customers are expanding their use of EFO to multiple locations, and several other national accounts have authorized initial installations of EFO lighting systems."

      Gensler, a leading architectural and interior design firm, announced its support of EFO and its strategic partnership with Fiberstars at the recent International Light Fair trade show in Las Vegas. This is a significant endorsement from a respected organization that has long been at the forefront of the movement for "green" technologies and materials for construction. We have entered into agreements whereby Gensler is expected to assist the Company in the development of new fixtures to be used with EFO and to help advance EFO as a practical application for commercial use.

      The Company also demonstrated prototypes of its new HEDLight fluorescent-like luminaire at DARPATech, an exhibition of latest technologies being developed under DARPA programs. The HEDLight contract awarded Fiberstars and three partner companies $9.5 million over three years (first quarter 2003 to first quarter 2006). The design goal is to demonstrate a high efficiency distributed lighting system with a system efficiency of 70 lumens per watt with "daylight" lamp color and a luminaire which replicates the output of a fluorescent tube. Efficient fiber optic lighting technology developed under HEDLight is expected to be embodied in next generation Fiberstars EFO systems.

      In a continuing program of educating their customers to "green" technologies, Edison Electric Institute invited John Davenport, Fiberstars' COO/CTO, to deliver an address at a recent conference on the energy savings benefits of EFO to the a group of the nation's utilities and their customers, which include some of the major retailers in the U.S.

ABOUT FIBERSTARS

      Fiberstars is the world's leading supplier of fiber optic lighting. Fiberstars products are designed, manufactured and marketed in the commercial lighting, sign and swimming pool and spa markets. Fiber optic lighting provides aesthetic, safety, energy savings and maintenance cost benefits over conventional lighting. Fiberstars has 40 patents on its technologies for fiber optic lighting. Customers include fast food restaurant chains, theme parks and casinos, hotels, retail stores, swimming pool builders, spa manufacturers and many others. Company headquarters are located at 44259 Nobel Dr., Fremont, California. The Company has additional offices in Solon, Ohio, New York City, England and Germany. Telephone 510-490-0719. Web site: www.fiberstars.com.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding benefits of EFO(R) marketing, the goals and business outlook for the second quarter and all of 2004 and thereafter, expected sales and growth, expected margin benefits of off shore production, expected benefits from alliance and partnership with Gensler and expected benefits of next generation EFO systems. Investors are cautioned that all forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results predicted. Risk factors that could affect the Company's future include, but are not limited to, the slowing U.S. and world economy and its effects on Fiberstars' markets, failure to develop marketable products from new technologies, failure of new products to meet performance expectations, unanticipated costs of integrating acquisitions into the Fiberstars operation, delays in manufacturing of products, increased competition, other adverse sales and distribution factors and greater than anticipated costs and/or warranty expenses. For more information about potential factors which could affect Fiberstars financial results, please refer to Fiberstars' SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2003. These forward-looking statements speak only as of the date hereof. Fiberstars disclaims any intention or obligation to update or revise any forward-looking statements.

                                FIBERSTARS, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (amounts in thousands)

                                                    March 31,       December 31,
                                                       2004             2003
                                                     --------         --------
ASSETS
Current assets:
     Cash and cash equivalents                       $  1,648            4,254
     Accounts receivable trade, net                     7,791            5,610
     Notes and other accounts receivables                  97              143
     Inventories, net                                   6,811            6,618
     Prepaids and other current assets                    651              246
                                                     --------         --------
         Total current assets                          16,998           16,871

Fixed assets, net                                       2,594            2,634
Goodwill, net                                           4,167            4,190
Intangibles, net                                          267              306
Other assets                                              137              118
                                                     --------         --------
         Total assets                                $ 24,163           24,119
                                                     ========         ========

LIABILITIES
Current liabilities:
     Accounts payable                                $  2,381            2,205
     Accrued expenses                                   1,681            2,413
     Bank overdraft                                        --               --
     Short-term bank borrowings                           163               30
                                                     --------         --------
         Total current liabilities                      4,225            4,648
                                                     --------         --------
Other long-term liabilities                                37               46
Long-term bank debt                                       458              475
                                                     --------         --------
         Total liabilities                              4,720            5,169
                                                     --------         --------

SHAREHOLDERS' EQUITY
Common stock                                                1                1
Additional paid-in capital                             25,531           24,531
Notes receivable from shareholder                          --             (224)
Cumulative translation adjustments                        450              428
Accumulated deficit                                    (6,539)          (5,786)
                                                     --------         --------
         Total shareholders' equity                    19,443           18,950
                                                     --------         --------
            Total liabilities and shareholders'      $ 24,163         $ 24,119
            equity
                                                     ========         ========

                                FIBERSTARS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (amounts in thousands except per share amounts)

                                                                Three months ended
                                                                   March 31,
                                                               2004            2003
                                                             -------         -------
Net sales                                                    $ 6,008         $ 5,879
Cost of sales                                                  3,907           3,833
                                                             -------         -------
         Gross profit                                          2,101           2,046
                                                             -------         -------
Operating expenses:
     Research and development                                    270             200
     Sales and marketing                                       1,977           1,748
     General and administrative                                  623             664
     Write-off in-process technology acquired
                                                             -------         -------
         Total operating expenses                              2,870           2,612
                                                             -------         -------
             Loss from operations                               (769)           (566)
Other income (expense):
     Other income (expense)                                       15              --
     Interest income (expense), net                               (9)            (32)
                                                             -------         -------

         Loss before income taxes                               (763)           (598)
Benefit from (provision for) income taxes                         (1)            (24)
                                                             -------         -------
         Net loss                                            $  (764)           (622)
                                                             =======         =======

Net loss per share - basic and diluted                       $ (0.10)        $ (0.12)
                                                             =======         =======

Shares used in computing net income per share - basic
and diluted                                                    7,280           5,112
                                                             =======         =======